Merix Corporation Announces Second Quarter Results

BEAVERTON, OR -- (Marketwire - January 07, 2009) - Merix Corporation (NASDAQ: MERX) today announced consolidated financial results for the second quarter of fiscal 2009 ended November 29, 2008.

The Company reported a net loss of $6.1 million or $0.29 per diluted share on revenue of $76.9 million for the second quarter of fiscal 2009, which compares to a net loss of $5.0 million or $0.24 per diluted share on revenue of $97.4 million for the second quarter of fiscal 2008. Included in the second quarter loss is $1.1 million of severance and a write down of assets held for sale associated with our cost reduction activities. In addition, the company generated $4.0 million of cash from operations during the second quarter.

Commenting on the recent second quarter performance, Michael D. Burger, President and Chief Executive Officer, said, "The global demand for printed circuit boards in the commercial sectors of our market has been adversely impacted by the recent financial crisis that has affected many areas of the global economy. The restructuring activities that we have taken over the last 18 months have enabled us to substantially offset the decline in gross margin despite the 21% reduction in second quarter revenue when compared to last year."

Looking ahead Mr. Burger commented, "The global economy continues to remain challenging and difficult to predict. However, with our major capital investments behind us our focus will be on the continued aggressive management of our business enabling us to service our customers, while also making the necessary and appropriate decisions to remain healthy financially."

On a sequential basis, second quarter 2009 revenue decreased 15% when compared to the first quarter of fiscal 2009. This decline was primarily focused in the communications and networking end market segment. In addition, as previously reported our planned shipments in support of Asia's Oracle implementation caused us to advance ship approximately $2.5 million of product to our Asian customers in the first fiscal quarter adversely impacting revenue in the second quarter.

Merix' overall gross margin averaged 7.8% of revenue for the second quarter of fiscal 2009 compared to 9.8% and 11.3% in the second quarter of fiscal 2008 and first quarter of fiscal 2009, respectively. North American gross margins declined over 7 points sequentially to 4.1% of revenue due primarily to lower fixed cost absorption resulting from decreased production volumes. Asia gross margins remained stable compared to the first quarter of fiscal 2009 at 11.2%.

Operating expenses totaled $10.3 million in the second quarter of fiscal 2009 compared to $12.7 million and $10.3 million in the second quarter of fiscal 2008 and first quarter of fiscal 2009, respectively.

Conference Call and Webcast Information

Merix will conduct a conference call and live webcast Wednesday, January 7, 2009 at 2:00 p.m. PST. Management will discuss second quarter fiscal 2009 financial results, provide a qualitative discussion regarding our business outlook and comment further on the strategic direction of the Company. To access the webcast, log on to www.merix.com.

An online replay of the webcast will be available at 5:00 pm PST on January 7, 2009 and a telephone replay will be available from 4:00 pm PST on January 7, 2009 until 11:59 pm PST on Friday, January 16, 2009 by calling (320) 365-3844, access code 978810.

About Merix

Merix is a leading manufacturer of technologically advanced, multilayer, rigid printed circuit boards for use in sophisticated electronic equipment. Merix provides high-performance materials, quick-turn prototype, pre-production and volume production services to its customers. Principal markets served by Merix include communications and networking, computing and peripherals, test, industrial and medical, defense and aerospace, and automotive end markets in the electronics industry. Additional corporate information is available on the internet at www.merix.com

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995 relating to the Company's business operations and prospects, including statements related to estimates of financial results for future reporting periods that are made pursuant to the safe harbor provisions of the federal securities laws. These forward-looking statements, which may be identified by the inclusion of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "goals" and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change. Actual results may differ materially from the forward-looking statements. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: our ability to control or pass through increases in the cost of raw materials and supplies; changes in customer order levels, product mix and inventory build-up; lower than expected or delayed sales; ability to successfully restructure Merix Asia and complete the related capital and technology expansion; the ability to successfully and timely integrate the operations of Merix Asia; continued availability of our line of credit facility or sources of additional capital; the ability to successfully restructure Merix Oregon; fluctuations in demand for products and services of the Company, including quick-turn and premium services; foreign currency risk; the introduction of new products or technologies by competitors; the ability to avoid unanticipated costs, including costs relating to product quality issues and customer warranty claims; pricing and other competitive pressures in the industry from domestic and global competitors; all other risks inherent in foreign operations such as increased regulatory complexity and compliance cost and greater political and economic instability; our ability to fully utilize our assets and control costs; our ability to retain or attract employees with sufficient know-how to conduct our manufacturing processes and maintain or increase our production output and quality; and other risks listed from time to time in the Company's filings with the Securities and Exchange Commission or otherwise disclosed by the Company, including those set forth in the Company's Annual Report on Form 10-K for the year ended May 31, 2008 and Form 10-Q for the first quarter ended August 30, 2008. Merix Corporation does not undertake to update any such factors or to publicly announce developments or events relating to the matters described herein.

                            MERIX CORPORATION
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (in thousands, except earnings per share data)
                                (Unaudited)

                          Fiscal quarter ended          Six months ended
                     -------------------------------  --------------------
                     November    August    December   November   December
                        29,        30,         1,        29,         1,
                       2008       2008        2007      2008        2007
                     ---------  ---------  ---------  ---------  ---------
Net sales:           $  76,900  $  90,627  $  97,378  $ 167,527  $ 196,808
Cost of sales           70,865     80,353     87,855    151,218    176,242
                     ---------  ---------  ---------  ---------  ---------
Gross profit             6,035     10,274      9,523     16,309     20,566
Gross margin               7.8%      11.3%       9.8%       9.7%      10.4%

Operating expenses:
   Engineering             697        563        486      1,260        950
   Selling, general
    and administrative   7,989      9,702     10,628     17,691     22,231
   Amortization of
    intangible assets      520        520        645      1,040      1,258
   Impairment and
    severance charges    1,089       (527)       980        562      1,221
                     ---------  ---------  ---------  ---------  ---------
      Total operating
       expenses         10,295     10,258     12,739     20,553     25,660
                     ---------  ---------  ---------  ---------  ---------
   Operating income
    (loss)              (4,260)        16     (3,216)    (4,244)    (5,094)
Other expense, net      (1,029)    (1,189)    (1,045)    (2,218)    (2,170)
                     ---------  ---------  ---------  ---------  ---------
Loss before income
 taxes and minority
 interests              (5,289)    (1,173)    (4,261)    (6,462)    (7,264)
Provision for income
 taxes                     693        728        546      1,421        956
                     ---------  ---------  ---------  ---------  ---------
Loss before minority
 interests              (5,982)    (1,901)    (4,807)    (7,883)    (8,220)
Minority interests         106        246        202        352        438
                     ---------  ---------  ---------  ---------  ---------
Net loss             $  (6,088) $  (2,147) $  (5,009) $  (8,235) $  (8,658)
                     =========  =========  =========  =========  =========

Diluted net loss per
 share               $   (0.29) $   (0.10) $   (0.24) $   (0.39) $   (0.41)
                     =========  =========  =========  =========  =========

Diluted shares used
 in per share
 calculations           20,945     20,794     21,024     20,867     20,964
                     =========  =========  =========  =========  =========

                            MERIX CORPORATION
                         SUPPLEMENTAL INFORMATION
            NET SALES, GROSS PROFIT & GROSS MARGIN BY SEGMENT
                              (in thousands)
                                (Unaudited)

                          Fiscal quarter ended          Six months ended
                     -------------------------------  --------------------
                     November    August    December   November   December
                        29,        30,         1,        29,         1,
                       2008       2008        2007      2008        2007
                     ---------  ---------  ---------  ---------  ---------
Net sales:
   Oregon            $  29,431  $  37,243  $  44,566  $  66,674  $  91,906
   San Jose              6,720      7,674      8,329     14,394     17,165
                     ---------  ---------  ---------  ---------  ---------
      North America     36,151     44,917     52,895     81,068    109,071
   Asia                 40,749     45,710     44,483     86,459     87,737
                     ---------  ---------  ---------  ---------  ---------
      Total net
       sales         $  76,900  $  90,627  $  97,378  $ 167,527  $ 196,808
                     =========  =========  =========  =========  =========

Gross profit:
   Oregon            $     768  $   3,849  $   4,010  $   4,617  $  10,334
   San Jose                716      1,315      1,583      2,031      2,850
                     ---------  ---------  ---------  ---------  ---------
      North America      1,484      5,164      5,593      6,648     13,184
   Asia                  4,551      5,110      3,930      9,661      7,382
                     ---------  ---------  ---------  ---------  ---------
      Total gross
       profit        $   6,035  $  10,274  $   9,523  $  16,309  $  20,566
                     =========  =========  =========  =========  =========

Gross margin:
   Oregon                  2.6%      10.3%       9.0%       6.9%      11.2%
   San Jose               10.7%      17.1%      19.0%      14.1%      16.6%
                     ---------  ---------  ---------  ---------  ---------
      North America        4.1%      11.5%      10.6%       8.2%      12.1%
   Asia                   11.2%      11.2%       8.8%      11.2%       8.4%
                     ---------  ---------  ---------  ---------  ---------
      Total gross
       margin              7.8%      11.3%       9.8%       9.7%      10.4%
                     =========  =========  =========  =========  =========

                            MERIX CORPORATION
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                              (in thousands)

                                                  (Unaudited)
                                                  November 29,   May 31,
                                                      2008        2008
                                                  ------------ ------------
Assets:
Cash and short-term investments                   $     11,483 $      5,728
Accounts receivable, net                                65,682       73,153
Inventories, net                                        22,409       23,631
Assets held for sale                                       309        1,477
Deferred income taxes                                       75           75
Prepaid and other current assets                        11,254       12,961
                                                  ------------ ------------
  Total current assets                                 111,212      117,025

Property, plant and equipment, net                     104,725      103,012
Goodwill                                                31,892       31,794
Intangible assets, net                                   7,825        8,866
Deferred income taxes                                      773          885
Assets held for sale                                     1,146            -
Other assets                                             5,139        5,859
                                                  ------------ ------------
  Total assets                                    $    262,712 $    267,441
                                                  ============ ============

Liabilities and Shareholders' Equity:
Accounts payable                                  $     55,476 $     59,789
Accrued liabilities                                     16,289       15,783
                                                  ------------ ------------
  Total current liabilities                             71,765       75,572

Long-term debt                                          76,983       70,000
Other long-term liabilities                              3,531        3,522
                                                  ------------ ------------
  Total liabilities                                    152,279      149,094
                                                  ------------ ------------

Minority interests                                       3,694        4,573
Shareholders' equity                                   106,739      113,774
                                                  ------------ ------------
  Total liabilities and shareholders' equity      $    262,712 $    267,441
                                                  ============ ============

                            MERIX CORPORATION
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                              (in thousands)
                                (Unaudited)

                                Fiscal quarter ended    Six months ended
                                --------------------  --------------------
                                Nov. 29,    Dec. 1,   Nov. 29,    Dec. 1,
                                  2008       2007       2008       2007
                                ---------  ---------  ---------  ---------
Cash flows from operating
 activities:
  Net loss                      $  (6,088) $  (5,009) $  (8,235) $  (8,658)
    Net adjustments to reconcile
     loss to net cash provided
     by operating activitities:
        Depreciation and
         amortization               5,668      5,375     11,125     10,996
        Other non-cash items        1,168      1,308      1,412      2,669
    Changes in working capital      3,208     (4,027)     8,786       (774)
                                ---------  ---------  ---------  ---------
        Net cash provided by
         operating activities       3,956     (2,353)    13,088      4,233

Cash flows from investing
 activities:
  Purchases of property, plant
   and equipment                   (5,423)    (6,497)   (14,844)   (12,070)
  Proceeds from disposal of
   property, plant and
   equipment                           44          -        599         23
  Net changes in investments            -          -          -      9,025
                                ---------  ---------  ---------  ---------
        Net cash used in
         investing activities      (5,379)    (6,497)   (14,245)    (3,022)

Cash flows from financing
 activities:
  Principal payments on
   long-term borrowings and
   capital lease obligations            -       (200)         -       (438)
  Net borrowings on revolving
   line of credit                   6,983          -      6,983          -
  Other financing activities, net     (15)      (888)       (71)    (1,282)
                                ---------  ---------  ---------  ---------
        Net cash used in
         financing activities       6,968     (1,088)     6,912     (1,720)
                                ---------  ---------  ---------  ---------

Net change in cash and cash
 equivalents                        5,545     (9,938)     5,755       (509)

Cash and cash equivalents
  Beginning of period               5,938     26,604      5,728     17,175
                                ---------  ---------  ---------  ---------
  End of period                 $  11,483  $  16,666  $  11,483  $  16,666
                                =========  =========  =========  =========

                         SUPPLEMENTAL INFORMATION
            NET SALES STATISTICS AND SHARE BASED COMPENSATION
                              (in thousands)
                                (Unaudited)

                                          Three months ended
                            ----------------------------------------------
                             November 29,     August 30,      December 1,
                                 2008            2008            2007
                            --------------  --------------  --------------
Net Sales by End Markets:
   Communications &
    Networking              $  29,664   43% $  38,776   43% $  39,859   41%
   Automotive                  17,449   21%    19,413   21%    20,855   21%
   Computing & Peripherals      5,984    7%     6,585    7%     8,375    9%
   Test, Industrial and
    Medical                     9,366   12%    10,419   11%    10,783   11%
   Defense & Aerospace          7,299    8%     7,223    8%     6,528    7%
   Other                        7,138    9%     8,211    9%    10,978   11%
                            ---------  ---  ---------  ---  ---------  ---
                            $  76,900  100% $  90,627  100% $  97,378  100%
                            =========  ===  =========  ===  =========  ===

Net Sales by Type:
   Quick-Turn & Premium     $  13,158   17% $  17,979   20% $  23,259   24%
   Full Lead Time              63,742   83%    72,648   80%    74,119   76%
                            ---------  ---  ---------  ---  ---------  ---
                            $  76,900  100% $  90,627  100% $  97,378  100%
                            =========  ===  =========  ===  =========  ===

Top 5 Customers (as % of
 net sales)                        36%             40%             31%
                            =========       =========       =========

Share-based Compensation:   $     407       $     566       $     538
                            =========       =========       =========

                                   Six months ended
                            ------------------------------
                             November 29,     December 1,
                                 2008            2007
                            --------------  --------------
Net Sales by End Markets:
   Communications &
    Networking              $  68,440   41% $  82,507   42%
   Automotive                  36,862   22%    41,063   21%
   Computing & Peripherals     12,569    8%    16,384    8%
   Test, Industrial and
    Medical                    19,785   12%    22,269   11%
   Defense & Aerospace         14,522    9%    12,293    6%
   Other                       15,349    9%    22,292   11%
                            ---------  ---  ---------  ---
                            $ 167,527  100% $ 196,808  100%
                            =========  ===  =========  ===

Net Sales by Type:
   Quick-Turn & Premium     $  31,137   19% $  47,389   24%
   Full Lead Time             136,390   81%   149,419   76%
                            ---------  ---  ---------  ---
                            $ 167,527  100% $ 196,808  100%
                            =========  ===  =========  ===

Top 5 Customers (as % of
 net sales)                        38%             32%
                            =========       =========

Share-based Compensation:   $     973       $   1,298
                            =========       =========

Merix Investor Relations Contact:
Allen Muhich
Vice President - Finance & Corporate Controller
503.716.3700